UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 2000









                      E-COMMERCE GROUP INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-27139                   88-0293704
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

3675 Pecos-McLeod, Suite 1400, Las Vegas, NV 89121
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 866-2500



ITEM 6.   RESIGNATIONS OF REGISTRANTS' DIRECTORS

On October 17, 2000, a majority of the shareholders through a consent in lieu of special meeting dismissed three of the board members, consisting of Tony Arnold, Jeremy Payne and Richard Nichols.

On  October 17, 2000, the shareholders appointed Collin Gray,
Gary  Gray  and Daniel Gray to fill the vacancies created  by
the   dismissal   of  the  three  board  members,   effective
immediately.

On October 17, 2000, the Company accepted the resignation of David Wong as the Secretary and Treasurer of the Company. The board of directors elected Collin Gray as the President and Daniel Gray as the Secretary and Treasurer of the Company.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           e-commerce group Inc.



                           By: /s/ Collin Gray
                              Collin Gray, President



                           Date: October 17, 2000